Exhibit 10.38

California Association of Business Brokers Professional Service since 1987 www.cabb.org

Asset Purchase Agreement

INTRODUCTION: This is an offer and an agreement to buy and sell business assets, dated June 20, 2014.

1.	DEFINITIONS: The following definitions and designations shall apply regardless of number or gender:

BUSINESS	Huber Precision

Address	585 Taylor Way # 5

BUYER	Pro-Dex, Inc. A Calif. Corporation	SELLER	Hans Huber, an individual

SIGNING: Signing of this Agreement by both Buyer and Seller.

CLOSING: Transfer of ownership of business assets from Seller to Buyer.

COP: Change of possession of business assets from Seller to Buyer.

DAYS: Calendar days.

INVENTORY: Current raw material, work in process, saleable finished goods and consumable supplies valued at lower of cost or market. Work in process and finished goods shall be valued at the actual cost of material and direct labor incurred by Seller.

ASSETS: Assets of the Business include, but are not limited to, Inventory, equipment, trade fixtures, leasehold, leasehold improvements, contract rights, business records (with Seller retaining a reasonable right of inspection), software and software licenses, transferable governmental licenses and permits, other licenses, franchises, goodwill, covenant not to compete, trade secrets, patents, intellectual property, trade name, customer lists, marketing materials, telephone and fax numbers, web sites, URL’s, email addresses, sales order backlog and N/A. Assets being sold shall not include bank accounts, deposits, cash, accounts receivable (unless specified in paragraph 4), financial records (but Buyer shall have a right to make copies prior to Closing), or N/A.

2.	SALE OF BUSINESS ASSETS: Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Assets for the price and on the terms and conditions set forth below.

3.	CONSIDERATION: The Consideration shall be $ 225,000 paid or credited as follows:

a. $	10,000
as a deposit by Buyer upon signing this Agreement and included as part of the down payment, Broker is authorized to: (Broker is not in possession of check which will be given upon
☐ hold deposit check uncashed until escrow instructions are signed, or acceptance)
☒ deposit check Into escrow trust account or broker trust account upon acceptance of offer.

b. $	10,000	additional cash deposited in escrow upon signing of escrow Instructions.

c. $	205,000	additional cash deposited in escrow 10 days before Closing.

d. $	N/A	additional down payment provided from third party financing as described in paragraph 5.d.

e. $	225,000	Total down payment ☐ See attached addendum for details of the down payment.
	(a + b + c +d)

f. $	N/A	assumption of specified liabilities, as detailed in attached addendum. If the actual balance differs at Closing, the ☐ Seller note, or ☐ down payment, shall be adjusted accordingly.

g. $	N/A
approximate balance of a non-negotiable Seller note payable in equal monthly installments, including N/A % per annum interest computed from COP, so as to fully amortize over N/A months (i.e., $ N/A per month), with payments to begin one month from COP. Note shall be secured by a security agreement on the Assets, contain a right to prepay without penalty and be assumable with Seller’s consent, which shall not be unreasonably withheld. Seller note shall be subordinated to any third-party financing described in 5.d. If Buyer is a corporation or other entity, its owners shall personally guarantee this note.

		☐ See attached addendum for details of the Seller note.

h. $	225,000	Total
	(e + f + g)

Business	Pro-Dex, Inc.	Buyer	Huber Precision	Date	6/20/2014

4.	INVENTORY AND ACCOUNTS RECEIVABLE:

☒
The Consideration shall include inventory of $ 23,000 and collectable accounts receivable of $ N/A. If the actual amount of inventory and accounts receivable at COP is less than the tolal of these figures, the Consideration shall be decreased accordingly, and if the actual amount is more than these figures, then the Consideration shall be increased accordingly.

☐ At Closing, the Consideration and ☐ cash down payment or ☐ Seller note, shall be increased by the cost of inventory.

Notwithstanding the above, the inventory shall not exceed $ 25,000 (and Buyer can reject any part of the inventory over that amount) or be less than $ 20,000. The inventory count shall be made on COP ☒ by Buyer and Seller, or ☐ by an independent inventory service with the fees to be divided equally between Buyer and Seller.

5.	CONDITIONS: This Agreement is subject to the following conditions:

	a.	Buyer’s due diligence:
		i.	Within 5 days of Signing, Buyer shall request in writing any and all information and appointment(s) for access to inspect the premises as may reasonably be required to evaluate the Business.
		ii.	Within 5 days of Buyer’s request, Seller shall provide all requested information and access.
		iii.	Within 20 days of Buyer’s receipt, Buyer shall review and approve in writing the information requested and provided, and the condition of the Assets and premises.

	b.	Seller’s due diligence:
		i.	Within 5 days of Signing, Seller shall request in writing any and all information as may reasonably be required to evaluate Buyer’s qualifications to purchase and operate the Business.
		ii.	Within 5 days of Seller’s request, Buyer shall provide all requested information.
		iii.	Within 20 days of Seller’s receipt, Seller shall review and approve in writing information requested and provided.
Should either party not approve in writing, as provided in 5.a.iii or 5.b.iii, as applicable, within 20 days from Signing, the other party may terminate this Agreement with written notice and failure to cure within 48 hours of such notice, and the Buyer’s total deposit will be returned less any escrow costs.

	c.	Lease contingency: Within 15 days from Signing or upon COP if sooner.
		☒	Written consent of the landlord to assignment of the existing premises lease or
		☐	The making of a new lease between the landlord and Buyer which is acceptable to Buyer.

	d.	Financing contingency: N/A
		i.	Buyer submitting complete loan application(s) to N/A lenders within N/A days from Signing.
		ii.	Buyer receiving a commitment letter for third party financing in the amount of $ N/A within N/A days from Signing.
		iii.	Buyer receiving funding in the amount indicated in 5.d.ii within N/A days after Signing.
Buyer shall use its best efforts to obtain said financing and Seller shall fully and promptly comply with lender requests for information and access to the Business.

	e.	Licenses: Closing is contingent upon the transfer or issuance of any necessary permits and licenses.

f.
Other contingencies: Seller’s delivery to Buyer of all third party consents and approvals: truth and accuracy of Seller representations and warranties at Closing. An assignment & assumption agreement & Management Consulting Agreement with Hans Huber in form in substance reasonably acceptable to Buyer.

If Buyer is unable to satisfy conditions 5.c, 5.d, 5.e or 5.f within the specified time limits, either party may terminate this Agreement by giving written notice to the other party or his or her Broker, and the Buyer’s deposit will be returned less any escrow costs.

6.
ESCROW: The Consideration, closing costs and closing adjustments shall be paid through an escrow to be established with Business and Escrow Service Center, the escrow holder. Upon removal of conditions 5.a, 5.b and 5.c, Buyer and Seller agree to sign separate escrow instructions that define the duties of the parties and the escrow holder. All parties shall cooperate with the escrow holder in completing any documents and performing any acts necessary to complete the transfer of the Business Assets, including compliance with the Bulk Sale law if applicable. The Broker(s) is/are a party to the escrow as to the payment of any broker’s fees and an irrevocable assignee(s) of the sale proceeds to the extent of such fees.

Business	Huber Precision	Buyer	Pro-Dex, Inc.	Date	6/20/2014

7.	CLOSING: The estimated date for Closing is July 31, 2014. Buyer and Seller shall make their best efforts to complete Closing on or before that date. COP shall occur at Closing.

8.	PURCHASE PRICE ALLOCATION: Before Closing, Buyer and Seller shall endeavor to allocate the purchase price among the Assets purchased and submit the allocation to escrow.

9.	SELLER AND BUYER DISCLOSURE STATEMENTS:

	a.	☐ Buyer has received and read the completed Seller’s Disclosure Statement, or
☒ Seller shall provide to Buyer the completed Seller’s Disclosure Statement within 3 days from Signing.

	b.	☐ Seller has received and read the completed Buyer’s Disclosure Statement, or
☒ Buyer shall provide to Seller the completed Buyer’s Disclosure Statement within 3 days from Signing.

The parties warrant the accuracy and completeness of their respective Disclosure Statements. The parties warrant that these representations are true, shall be true as of Closing and shall survive Closing.

10.	SELLER REPRESENTATIONS & WARRANTIES: Except as noted in paragraph 10.j, Seller and its owners acknowledge and represent as follows:

a.
Seller is operating the Business in compliance with all applicable laws and environmental regulations. This compliance will not be violated by this sale and the Business will pass all applicable inspections upon COP. If any inspection by a government agency is required to complete Closing, Seller shall make whatever remedies are required to satisfy said inspection, and if remedies are not complete and paid for by Closing, then sufficient monies shall be held in Escrow to pay for the completion of such remedies.

b.
There are no claims, legal proceedings or investigations pending which would affect the Business or Assets being sold or do any facts or circumstances exist that could give rise to any such claim, legal proceedings or investigation.

c.
The Business is in compliance with all material contracts relevant to the ownership and operation of the Business. All such contracts have been furnished to Buyer and are complete and in effect, and there are no undisclosed amendments.

d.
All financial information and statements furnished or to be furnished to Buyer are complete, accurate, prepared in a manner consistent with prior statements and fairly present the financial condition of the Business as of the dates stated on them. Since the date of the last financial statements furnished, there have been no material adverse changes in the aggregate in the assets, liabilities, revenues, expenses or any other items shown on such statements.

	e.	All accounts receivable of the Business, if included in the sale, arose from the normal course of business, none have been previously assigned and they are fully collectable.

	f.	All Inventory of the Business is marketable and in good condition.

	g.	All Assets currently used in the Business are owned by Seller free from liens and encumbrances, and they are in good working condition, except as otherwise noted in 10.j.

	h.	(see “j.” below)

i.
There are no liabilities of the Business for which Buyer will be liable, except as stated herein or in a further written agreement of the parties. Seller will honor and discharge when due, all excluded liabilities.

j.
Seller’s relationship with its employees is good. There are no facts or circumstances that could give rise to a claim by any current or former employee of Seller against seller, the Business or the Assets. Seller understands that, except as may be set forth in a separate written agreement, Buyer does not intend to hire any of the employees of the business.

Seller warrants that these representations are true, shall be true as of Closing and shall survive Closing. Prompt notice will be given to Buyer of any event which materially alters the accuracy of the above Seller Representations & Warranties or the Seller’s Disclosure Statement. Seller shall indemnity and hold Buyer and Broker harmless from any damage resulting from their falsity.

11.
CONTINUITY: Pending Closing, Seller shall continue to operate the Business in the usual way, protect and preserve its Assets and goodwill, maintain the equipment in good working order, maintain good relations with suppliers, customers and employees and allow Buyer to make reasonable inspections.

12.	PRORATIONS, CREDITS, TAXES and EXPENSES:

	a.	Except as otherwise noted in this Agreement, each party shall pay when due all operating costs and taxes incurred while that party is in possession and hold the other party harmless therefrom.

b.
Seller shall pay all wages, salaries and benefits, including without limitation, vacation, sick leave and other paid time off, payable to its employees prior, and after Closing. Except as may be set forth in a separate written agreement, Buyer does not intend to hire any employees of the Business.

	c.	Prorations: Utilities, personal property taxes, other taxes, insurances, rents, and other prepaid and accrued expenses of the Business transferred to Buyer shall be prorated to COP.

d.
Credits: Buyer shall credit Seller at Closing for lease deposits and other deposits transferred to Buyer, and Seller shall credit Buyer at Closing for customer deposits, unredeemed gift certificates and warranty claims assumed by Buyer.

Business	Huber Precision	Buyer	Pro-Dex, Inc.	Date	6/20/2014

	e.	Buyer shall pay any transfer or issue fees for permits and licenses required.
	f.	Franchise transfer fee, if applicable, shall be paid by ____________, and training fee, if applicable, by ____________.
	g.	Each party shall pay its own accountants, attorneys and other advisors.
	h.	Buyer shall pay at Closing any sales taxes assessed on the sale of the Business Assets.
	i.	Seller shall obtain and pay for any smog certificates needed and Buyer shall pay DMV fees assessed on registered vehicles included in the sale.
j.
Buyer and Seller shall pay equally all escrow fees and costs and other transfer costs except ____________________________________ _________________________________________________________________ _______________________________________________.

	k.	Seller shall be responsible for any warranty obligations arising from products manufactured or delivered prior to the Closing, which includes, without limitation, to the extent such warranty
	l.	After COP, Buyer shall remit to Seller upon receipt any refund of overpayments of worker’s compensation premiums, taxes, trade payables or the like which relate to the period prior to COP.
m.
Seller shall defend and indemnify Buyer from any liability to the California Employment Development Department, the California Franchise Tax Board or the California State Board of Equalization arising from the operation of the Business until COP. Prior to the receipt by the escrow holder of releases of transferee liability from these agencies, the Buyer shall be protected from the possible imposition of transferee liability by a reserve set by the taxing agencies or approved by the Buyer and retained in escrow until such releases are obtained.

13.	MATERIAL CONTRACTS: Seller shall transfer to Buyer the following contracts used in the operation of the Business, and the Buyer shall assume obligation for them:

☐	Advertising contracts, including yellow pages	☐	Vehicle agreements
☐	Alarm system agreements	☐	Web site agreements
☐	Copier agreements	☒	Real Property Lease
☐	Telephone agreements	☒	All contracts lists on Exhibit , which Exhibit may be modified by Buyer
☐	Other equipment leases	☐	(by either adding or deleting contracts) up to two days prior to Closing.
☐	Other equipment service agreements	☐
☐	Software maintenance agreements	☐
(“k” cont’d) obligation is traceable to work in progress prior to the Closing.

14.
BROKER: Buyer acknowledges that Broker has furnished to Buyer financial and other information obtained from Seller and other sources, the accuracy and completeness of which have not been verified by Broker, and that Buyer without limiting the representations, warranties and obligations of Seller under this Agreement, Buyer is relying solely on his own inspection of the Business, its Assets, financial statements, business records, contracts, any assumed liabilities, operational history, future profitability and the representations by the Seller, and not on any representations of the Broker. Seller acknowledges that he is relying solely on his own investigation of the Buyer’s creditworthiness and ability to complete this transaction and to successfully operate the Business, and not on any representations of the Broker. Should any such representations of Seller or Buyer be untrue, Buyer and Seller agree to look solely to each other for relief and shall release, hold harmless, indemnify and defend the Broker from any such claims. Buyer and Seller acknowledge and agree that Broker may receive a referral fee, from an institutional lender.

15.	AGENCY RELATIONSHIP CONFIRMATION: The following agency relationships are hereby confirmed for this transaction, and supersede any prior agency relationships:

	BUYER’S BROKER	Business Team	SELLER’S BROKER	Business Team
	Agent for ☐ Buyer only or ☒ both Buyer and Seller		Agent for ☐ Seller only or ☒ both Buyer and Seller
Phone	408-385-0402	Fax	408-246-2219	Phone	408-385-0515	Fax	408-246-2219
Email	farley@business-team.com			Email	hiren@business-team.com
Broker’s Agent	Farley Gouner DRE # 01271117	Broker’s Agent	Hiren Dave 01381381

16.	TRAINING: Seller and N/A, individually, shall train Buyer in the operation of the Business for a period of 2 consecutive weeks from COP, for 40 hours per week, without additional cost to Buyer.

17.
COVENANT NOT TO COMPETE: Seller and N/A, individually, shall not directly or indirectly carry on a similar business ☒ within a radius of 100 miles of the present location of the Business, or ☒ within five years, attempt to hire any existing employees of the Business, solicit any customers of the Business or assist anyone else except the Buyer to do so within these limits, or have any interest, directly or indirectly, in such business, except as an employee of the Buyer, for a period of five consecutive years from COP. This covenant shall become an asset of the Business and may be transferred as part of any future transfer of the Business.

Business	Huber Precision, Inc.	Buyer	Pro-Dex, Inc.	Date	6/20/2014

18.
MEDIATION OF DISPUTES: Except as reasonably necessary for a party to seek equitable relief from a Court, such as an injunction or other expedited relief (writ of attachment, specific performance, appointment of a receiver or similar remedies), as a condition precedent to initiation of any legal action or arbitration proceeding by either party, Buyer and Seller shall mediate any dispute or claim between them arising out of this Agreement or any resulting relationship or transaction between such parties. Either party may demand mediation by notice to the other party, which notice shall state the nature of the dispute to be resolved. From the date such notice is given, the parties shall agree upon a mediator not later than the tenth business day thereafter. If the parties cannot agree upon a mediator, the matter shall be submitted to the JAMS for appointment of a mediator and to conduct the mediation. Mediation shall occur in the county in which the Seller’s Broker’s office is located. The parties shall have 45 days from the selection of the mediator to commence the first mediation session. The parties shall share all mediation costs equally. The parties agree that any mediated settlement agreement may be converted to an arbitration award or judgment (or both) and enforced according to the governing rules of civil procedure. Should either party fail to participate timely and in good faith in the selection process for the mediator, or in the mediation process, such party will be deemed to have refused mediation, and that party shall not be entitled to attorney fees that might be otherwise available to it in any subsequent court action or arbitration.

19.
BROKER FEES and LIQUIDATED DAMAGES: The Broker(s) identified In paragraph 15 has/have acted as the only Broker(s) for this sale and earned a broker fee. Seller agrees to pay Broker Fee(s) for services as follows:

☐ _________ percent of the Consideration to ______________________________________________, Broker, and
☐ _________ percent of the Consideration to ______________________________________________, Broker, or
☒ as per representation agreement between Seller and Seller’s Broker.

Broker Fees shall be payable (a) at Closing, or (b) if Closing is prevented by default of Seller, upon Seller’s default, with the deposit returned to Buyer. If Buyer fails to complete this purchase because of Buyer’s default, Buyer shall relinquish and Seller shall retain, as liquidated damages, the entire sum of deposits paid under 3.a and 3.b, payable first to the Broker Fees and any remaining amount released to Seller. Buyer and Seller agree that this amount is a reasonable sum given that it is impractical or extremely difficult to establish the amount of damages that would actually be suffered by Seller in the event Buyer were to default under this Agreement. In any action, proceeding or arbitration relating to the payment of such a fee, the prevailing party shall be entitled to reasonable attorney’s fees and costs.

20.
SUMMARY: The entire agreement of the parties relating to the sale of the Business is set forth in this Agreement and can only be modified in writing signed by the parties. There are no other representations, agreements, arrangements or understandings, either oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement shall bind and benefit the parties and their legal successors and shall supersede any prior written or oral agreements. Buyer may not assign any rights under this Agreement without prior consent of Seller, except to an entity owned and controlled by the Buyer. Any unauthorized assignment will be void and unenforceable. Any assignment shall not relive Buyer of Buyer’s obligations pursuant to this Agreement. This Agreement may be signed in counterparts and faxed and electronic signatures may be considered as originals. Captions in this Agreement are for convenience only and shall not be considered in construing its meaning. This Agreement shall be governed by the laws of the State of California. In any action, proceeding or arbitration between Buyer and Seller arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs, except as provided in paragraph 18. Venue shall be the county in which the Seller’s Broker’s office is located.

21.
NOTICES: All notices or approvals required or permitted by this Agreement shall be in writing and shall be addressed to the parties, at the respective addresses set forth below. Notice shall be sufficiently given for all purposes when: (a) personally delivered to the recipient; (b) delivered by an overnight delivery service, charges prepaid or charged to the sender’s account; or (c) delivered by verifiable electronic transmission. Any party or Broker may change its address by giving written notice of the change to the other parties and Brokers in accordance with the provisions of this paragraph.

22.
ACKNOWLEDGMENT AND PERSONAL GUARANTEE: By signing below, Buyer and Seller each acknowledge that they have carefully read and fully understand this Agreement and have received a copy of it. The undersigned warrant that their signatures are legally sufficient to bind the Buyer and Seller.

23.
ACCEPTANCE: This offer shall expire unless it is accepted in writing by Seller and that acceptance is delivered to Buyer or Buyer’s agent by 6:00 ☐ a.m. ☒ p.m. on Tuesday June 24, 2014. Any later acceptance shall constitute a counteroffer. Any offer can be withdrawn or revoked before acceptance is delivered to Buyer or Buyer’s agent. The undersigned Seller accepts and agrees to sell the Business on the above terms and conditions.

Business	Huber Precision, Inc.	Buyer	Pro-Dex, Inc.	Date	6/20/2014

THE CALIFORNIA ASSOCIATION OF BUSINESS BROKERS MAKES NO REPRESENTATION AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION OF THIS FORM IN ANY SPECIFIC TRANSACTION. A BUSINESS BROKER IS NOT LICENSED OR QUALIFIED TO PROVIDE LEGAL, ACCOUNTING OR TAX ADVICE. SELLER AND BUYER ARE ADVISED TO CONSULT WITH INDEPENDENT ATTORNEYS, ACCOUNTANTS AND OTHER COMPETENT PROFESSIONALS WHEN ENTERING INTO AND COMPLETING THE TRANSACTION.

☒ Subject to attached addendum		☐ Subject to attached counteroffer

BUYER		SELLER

Hans Huber, an individual dba Huber Precision
Print Name		Print Name
	6/20/14		6/23/14
Signature	Date	Signature	Date

Print Name		Print Name

Signature	Date	Signature	Date

Pro-Dex, Inc.
Corporation (or other entity)		Corporation (or other entity)

by:		by:
Print Name and Title	Date	Print Name and Title	Date

Address	2361 McGaw Avenue	Address	585 Taylor Way # 5

City, State Zip	Irvine, CA 92614	City, State Zip	San Carlos, CA 94070
DRE# 01271117	6/23/14		6/23/14
Signature of Broker’s Agent (for Buyer)	Date	Signature of Broker’s Agent (for Seller)	Date
DRE# 01381381

LIST OF ATTACHMENTS:
☐	Equipment List
☐	Seller’s Disclosure Statement
☐	Buyer’s Disclosure Statement
☐	Agency Disclosure
☒	Management Consulting Agreement
☐
☐
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